Exhibit 23.2

Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated March 30, 2000, appearing on page F-1 of American International Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading “Experts” in the Prospectus filed herewith.

/s/ HEIN + ASSOCIATES LLP HEIN + ASSOCIATED LLP

Houston, Texas June 2, 2000 19